[LETTERHEAD OF KRAMER, LEVIN, NAFTALIS & FRANKEL]


                                 July 28, 1998

The Bear Stearns Funds
575 Lexington Avenue
New York, New York 10022

                           Re:  The Bear Stearns Funds
                                ----------------------

Ladies and Gentlemen:

         We have acted as counsel for The Bear Stearns Funds, a Massachusetts business trust (the "Trust"), in connection with the issuance of an indefinite number of Class A, Class B, Class C and Class Y shares of beneficial interest, all having a par value of $.001, representing interests in the S&P STARS Portfolio, Large Cap Value Portfolio, Small Cap Value Portfolio, Total Return Bond Portfolio, The Insiders Select Fund, Focus List Portfolio, Balanced Portfolio, High Yield Total Return Portfolio and International Equity Portfolio, and an indefinite number of Class A and Class Y shares of beneficial interest, all having a par value of $.001, representing interests in the Prime Money Market Portfolio (collectively, the "Shares"), each a series of the Trust, pursuant to a registration statement on Form N-1A (File No. 33-84842) (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, and the Investment Company Act of 1940, as amended. Currently, Class A shares of the Prime Money Market Portfolio have not been registered or offered for sale to the public, and Class Y shares of Focus List Portfolio have not been offered for sale to the public.

         We have reviewed the Trust's Agreement and Declaration of Trust and its ByLaws, resolutions of the Board of Trustees of the Trust, and the Registration Statement


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KRAMER, LEVIN, NAFTALIS & FRANKEL

The Bear Stearns Funds
July 28, 1998
Page 2

(including all Post-Effective Amendments and exhibits thereto). We have also made such inquiries and have examined originals, certified copies or copies otherwise identified to our satisfaction of such documents, records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. For purposes of such examination, we have assumed the genuineness of all signatures on original documents and the conformity to the original documents of all copies submitted.

         We are members of the Bar of the State of New York and do not hold ourselves out as experts as to the law of any other state or jurisdiction. As to matters concerning Massachusetts law, we have received and relied upon an opinion from Goodwin, Procter & Hoar LLP, special Massachusetts counsel, a copy of which is attached herewith, concerning the organization of the Trust and the authorization and issuance of the Shares.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when sold in accordance with the terms of each Prospectus and Statement of Additional Information relating to the Shares in effect at the time of sale, will be legally issued, fully paid and non-assessable by the Trust.

         We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Kramer, Levin, Naftalis & Frankel

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                           GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                        TELEPHONE (617) 570-1000
                                                       TELECOPIER (617) 523-1231

                                  July 28, 1998



Kramer, Levin, Naftalis & Frankel
919 Third Avenue
New York, NY  10022-3852

Ladies and Gentlemen:

         As special Massachusetts counsel to The Bear Stearns Funds (the "Trust"), a Massachusetts business trust, we have been asked to render our opinion in connection with the issuance of an indefinite number of Class A, Class B, Class C and Class Y shares of beneficial interest, all with $0.001 par value, representing interests in the S&P STARS Portfolio, Large Cap Value Portfolio, Small Cap Value Portfolio, Total Return Bond Portfolio, Insiders Select Fund, Focus List Portfolio, Balanced Portfolio, High Yield Total Return Portfolio and International Equity Portfolio; and an indefinite number of Class Y shares of beneficial interest, $0.001 par value, representing interests in the Prime Money Market Portfolio (collectively, the "Shares"), as more fully described in the prospectuses (the "Prospectuses") and statement of additional information (the "Statement of Additional Information") relating to the Shares contained in Post-Effective Amendment No. 20 (the "Amendment") to the Trust's Registration Statement on Form N-1A (Registration No. 33-84842) to be filed by the Trust with the Securities and Exchange Commission.

         We have examined the Agreement and Declaration of Trust dated as of September 29, 1994, as amended, the By-Laws of the Trust, the minutes of certain meetings of the Trustees, the Prospectuses and Statement of Additional Information contained in the Amendment, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the Shares, when sold in accordance with the terms of the Prospectuses and Statement of Additional Information in effect at the time of sale, will be legally issued, fully paid and non-assessable by the Trust.

         We hereby consent to the filing of this opinion as an exhibit to the Amendment.

                                               Very truly yours,


                                               /s/ GOODWIN, PROCTER & HOAR LLP
                                                   GOODWIN, PROCTER & HOAR LLP